EXHIBIT 10.2

2006 Annual Incentive Program Goals and Awards for the Named Executive Officers

Alexander Davern, Chief Financial Officer, Senior Vice President Manufacturing & IT Operations; Treasurer

1/1/06 Base Salary: Bonus % Potential: Bonus Dollars:	$275,000 30% $82,500
2006 Officer Bonus Goal	% Goal Weighting	Goal $ Value
1) Manufacturing to meet delivery and quality goals	20%	$16,500
2) Achieve gross margin goal	20%	$16,500
3) Ensure 2006 spending within budget	20%	$16,500
4) Achieve internal controls goals	15%	$12,375
5) Manage General & Administrative employee costs	15%	$12,375
6) Enhance Communications with investment Community	10%	$ 8,250
Total	100%	$82,500

Timothy Dehne, Senior Vice President, Research & Development

1/1/06 Base Salary: Bonus % Potential: Bonus Dollars:	$262,000 30% $78,600
2006 Officer Bonus Goal	% Goal Weighting	Goal $ Value
1) Achieve scheduled product development release goals	30%	$23,580
2) Achieve strategic initiative goals	25%	$19,650
3) Achieve new product success goals	25%	$19,650
4) Achieve gross margin goal	20%	$15,720
Total	100%	$78,600

Peter Zogas, Senior Vice President Sales & Marketing

1/1/06 Base Salary: Bonus % Potential: Bonus Dollars:	$260,000 30% $78,000
2006 Officer Bonus Goal	% Goal Weighting	Goal $ Value
1) Achieve new product revenue goals	25%	$19,500
2) Achieve major account initiatives	40%	$31,200
3) Implement pricing objectives	10%	$ 7,800
4) Meet revenue targets	10%	$ 7,800
5) Achieve keynote delivery goals	15%	$11,700
Total	100%	$78,000

John Graff, Vice President, Marketing, Customer Operations and Investor Relations

1/1/06 Base Salary: Bonus % Potential: Bonus Dollars:	$225,000 20% $45,000
2006 Officer Bonus Goal	% Goal Weighting	Goal $ Value
1) Achieve new product revenue goals	20%	$ 9,000
2) Achieve expense management goals	25%	$11,250
3) Achieve web revenue goals	20%	$ 9,000
4) Achieve lead growth goals	10%	$ 4,500
5) Achieve business development goals	15%	$ 6,750
6) Implement pricing objectives	10%	$ 4,500
Total	100%	$45,000